UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

11000 Equity Drive, Suite 300, Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

(281) 999-0047

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders (the “Annual Meeting”) of Superior Energy Services, Inc. (the “Company”) was held on May 16, 2012. As of the record date for the Annual Meeting, March 30, 2012, the Company had 157,491,089 shares of common stock outstanding, each of which was entitled to one vote at the Annual Meeting. The Company’s stockholders voted on the following three proposals at the Annual Meeting, casting their votes as described below.

Proposal 1 – Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Board.

Nominee	Votes For	Votes Withheld	Broker Non-votes
Harold J. Bouillion	124,255,072	3,649,682	11,647,243
Enoch L. Dawkins	109,370,282	18,534,472	11,647,243
David D. Dunlap	125,150,271	2,754,483	11,647,243
James M. Funk	123,858,498	4,046,256	11,647,243
Terence E. Hall	124,108,574	3,796,180	11,647,243
Ernest E. Howard, III	113,361,036	14,543,718	11,647,243
Peter D. Kinnear	125,805,537	2,099,217	11,647,243
Michael M. McShane	124,424,603	3,480,151	11,647,243
W. Matt Ralls	123,863,955	4,040,799	11,647,243
Justin L. Sullivan	122,628,394	5,276,360	11,647,243

Proposal 2 – Advisory Say-on-Pay Vote. Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
122,985,428	3,871,649	1,047,677	11,647,243

Proposal 3 – Ratification of Retention of Auditors. Proposal 3 was a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. This proposal was approved.

Votes For	Votes Against	Abstentions
137,006,909	1,576,391	968,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer, Executive Vice President
and Treasurer

Dated: May 18, 2012